Exhibit n

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Nuveen High Income 2023 Target Term Fund:

We consent to the use of our report dated October 25, 2018 with respect to the financial statements of Nuveen High Income 2023 Target Term Fund included herein and to the references to our firm under the headings “Legal Opinions and Experts” in the Prospectus and “Experts” in the Statement of Additional Information filed on Form N-2.

/s/ KPMG LLP

Chicago, Illinois

November 9, 2018